Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Second Quarter 2019 Results

Chicago - July 31, 2019 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended June 30, 2019. All per share results are reported on a diluted basis.

Financial results for the quarter ended June 30, 2019
Net income attributable to common shareholders was $240.3 million, or $1.93 per share, for the quarter ended June 30, 2019. This compares to net income attributable to common shareholders of $35.0 million, or $0.29 per share, for the quarter ended June 30, 2018. The increase in net income was primarily due to gains from property sales.

Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended June 30, 2019, were $20.5 million, or $0.17 per share. This compares to FFO for the quarter ended June 30, 2018 of $20.8 million, or $0.17 per share. The following items impacted FFO for the quarter ended June 30, 2019, compared to the corresponding 2018 period:

•	($0.08) per share of decrease in income from properties sold;

•	($0.04) per share of loss on early extinguishment of debt;

•	$0.07 per share of increase in interest and other income;

•	$0.03 per share of increase in same property NOI; and

•	$0.02 per of share of interest expense savings.

Normalized FFO was $27.2 million, or $0.22 per share. This compares to Normalized FFO for the quarter ended June 30, 2018 of $20.8 million, or $0.17 per share. The following items impacted Normalized FFO for the quarter ended June 30, 2019, compared to the corresponding 2018 period:

•	($0.08) per share of decrease in income from properties sold;

•	$0.07 per share of increase in interest and other income;

•	$0.03 per share of increase in same property cash NOI and termination income; and

•	$0.02 per share of interest expense savings.

Normalized FFO begins with FFO and eliminates certain items that we view as nonrecurring or impacting comparability from period to period. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended June 30, 2019, the company’s cash balance was $3.2 billion. Total debt outstanding was $26.1 million.

The weighted average number of diluted common shares outstanding when calculating net income per share for the quarter ended June 30, 2019 was 125,862,172 shares, compared to 122,649,382 for the quarter ended June 30, 2018. The weighted average number of diluted common shares outstanding when calculating FFO or Normalized FFO per share for the quarter ended June 30, 2019 was 123,344,972 shares, compared to 122,692,289 for the quarter ended June 30, 2018.

Same property results for the quarter ended June 30, 2019
The company’s same property portfolio at the end of the quarter consisted of 7 properties totaling 2.5 million square feet. Operating results were as follows:

•	The same property portfolio was 90.5% leased as of June 30, 2019, compared to 92.0% as of March 31, 2019, and 92.0% as of June 30, 2018.

•	The same property portfolio commenced occupancy was 89.7% as of June 30, 2019, compared to 91.1% as of March 31, 2019, and 88.5% as of June 30, 2018.

•	Same property NOI increased 22.5% when compared to the same period in 2018.

•	Same property cash NOI increased 11.0% when compared to the same period in 2018.

•	The company entered into leases for approximately 58,000 square feet, including new leases for approximately 15,000 square feet and renewal leases for approximately 43,000 square feet.

•	GAAP rental rates on new and renewal leases were 14.5% higher compared to prior GAAP rental rates for the same space.

•	Cash rental rates on new and renewal leases were 9.1% higher compared to prior cash rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from April 1, 2018 through June 30, 2019 and excludes properties sold or classified as held for sale at the end of the period.

Significant events during the quarter ended June 30, 2019

•	The company redeemed, on June 28, 2019, all $250 million of its 5.875% Senior Unsecured Notes due September 15, 2020.

•	The company sold 600 108th Avenue NE in Bellevue, WA, for a gross price of $195 million. The property includes a 254,510 square foot office building and additional development rights.

•	The company sold Research Park in Austin, TX, for a gross price of $165.5 million. The asset includes a 1,100,000 square foot flex property on 188 acres.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss second quarter results on Thursday, August 1, 2019, at 9:00 A.M. CDT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Second Quarter 2019 Supplemental Operating and Financial Data is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. As of July 31, 2019, EQC’s portfolio comprised 7 properties and 2.5 million square feet.

Regulation FD Disclosures
We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements pertaining to the marketing of certain properties for sale, consummating any sales, and future share repurchases. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	June 30, 2019	December 31, 2018
ASSETS
Real estate properties:
Land	$85,627	$135,142
Buildings and improvements	571,342	1,004,500
	656,969	1,139,642
Accumulated depreciation	(193,166)	(375,968)
	463,803	763,674
Acquired real estate leases, net	92	275
Cash and cash equivalents	3,180,548	2,400,803
Marketable securities	—	249,602
Restricted cash	2,310	3,298
Rents receivable	19,735	51,089
Other assets, net	35,683	62,031
Total assets	$3,702,171	$3,530,772

LIABILITIES AND EQUITY
Senior unsecured debt, net	$—	$248,473
Mortgage notes payable, net	26,091	26,482
Accounts payable, accrued expenses and other	36,903	62,368
Rent collected in advance	3,554	9,451
Total liabilities	$66,548	$346,774

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,922,120 and 121,572,155 shares issued and outstanding, respectively	1,219	1,216
Additional paid in capital	4,308,049	4,305,974
Cumulative net income	3,323,778	2,870,974
Cumulative other comprehensive loss	—	(342)
Cumulative common distributions	(3,420,406)	(3,420,548)
Cumulative preferred distributions	(697,730)	(693,736)
Total shareholders’ equity	3,634,173	3,182,801
Noncontrolling interest	1,450	1,197
Total equity	$3,635,623	$3,183,998
Total liabilities and equity	$3,702,171	$3,530,772

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Rental revenue	$30,574	$45,569	$69,464	$100,842
Other revenue	2,794	3,067	5,656	6,382
Total revenues	$33,368	$48,636	$75,120	$107,224

Expenses:
Operating expenses	$10,974	$19,521	$26,754	$44,120
Depreciation and amortization	7,561	13,021	16,146	26,924
General and administrative	9,533	11,222	21,629	24,561
Loss on asset impairment	—	—	—	12,087
Total expenses	$28,068	$43,764	$64,529	$107,692

Interest and other income, net	20,695	12,668	38,470	18,448
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $154, $645, $319 and $1,446, respectively)	(4,070)	(6,350)	(8,276)	(16,465)
Loss on early extinguishment of debt	(6,374)	(1,536)	(6,374)	(6,403)
Gain on sale of properties, net	227,166	26,937	420,203	232,148
Income before income taxes	242,717	36,591	454,614	227,260
Income tax (expense) benefit	(340)	456	(1,640)	(2,551)
Net income	$242,377	$37,047	$452,974	$224,709
Net income attributable to noncontrolling interest	(91)	(14)	(170)	(77)
Net income attributable to Equity Commonwealth	$242,286	$37,033	$452,804	$224,632
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
Net income attributable to Equity Commonwealth common shareholders	$240,289	$35,036	$448,810	$220,638

Weighted average common shares outstanding — basic (1)	122,122	121,822	122,041	122,839
Weighted average common shares outstanding — diluted (1)	125,862	122,649	125,841	126,027

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$1.97	$0.29	$3.68	$1.80
Diluted	$1.93	$0.29	$3.60	$1.78

Certain reclassifications were made to conform the prior period to our presentation of the condensed consolidated statements of operations due to the impact of adopting ASU 2016-02.  Amounts that were previously disclosed as "Tenant reimbursements and other income" are now included in "Rental revenue" and are no longer presented as a separate line item.  Parking revenues that do not represent components of leases and were previously disclosed as "Rental income" are now included in "Other revenue."  Subsequent to January 1, 2019, provisions for credit losses are included in "Rental revenue."  Provisions for credit losses prior to January 1, 2019 were disclosed as "Operating expenses" and were not reclassified to conform prior periods to the current presentation.

(1)
Weighted average common shares outstanding for the three months ended June 30, 2019 and 2018 includes 220 and 362 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the six months ended June 30, 2019 and 2018 includes 203 and 335 unvested, earned RSUs, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Calculation of FFO
Net income	$242,377	$37,047	$452,974	$224,709
Real estate depreciation and amortization	7,283	12,717	15,560	26,320
Loss on asset impairment	—	—	—	12,087
Gain on sale of properties, net	(227,166)	(26,937)	(420,203)	(232,148)
FFO attributable to Equity Commonwealth	22,494	22,827	48,331	30,968
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
FFO attributable to EQC common shareholders and unitholders	$20,497	$20,830	$44,337	$26,974

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$20,497	$20,830	$44,337	$26,974
Lease value amortization	(39)	(18)	(78)	80
Straight line rent adjustments	(11)	(1,022)	(848)	(2,550)
Loss on early extinguishment of debt	6,374	1,536	6,374	6,403
Loss on sale of securities	—	—	—	4,987
Income taxes related to gains on property sales, net	415	(496)	565	2,473
Normalized FFO attributable to EQC common shareholders and unitholders	$27,236	$20,830	$50,350	$38,367

Weighted average common shares and units outstanding -- basic (1)	122,168	121,865	122,087	122,882
Weighted average common shares and units outstanding -- diluted (1)	123,345	122,692	123,324	123,707

FFO attributable to EQC common shareholders and unitholders per share and unit -- basic & diluted	$0.17	$0.17	$0.36	$0.22
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic & diluted	$0.22	$0.17	$0.41	$0.31

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended June 30, 2019 and 2018 include 46 and 43 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the six months ended June 30, 2019 and 2018 include 46 and 43 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$30,574	$38,890	$39,756	$43,770	$45,569
Other revenue	2,794	2,862	3,169	3,103	3,067
Operating expenses	(10,974)	(15,780)	(15,539)	(20,257)	(19,521)
NOI	$22,394	$25,972	$27,386	$26,616	$29,115
Straight line rent adjustments	(11)	(837)	(986)	(1,435)	(1,022)
Lease value amortization	(39)	(39)	(22)	(4)	(18)
Lease termination fees	(2,188)	—	(19)	(395)	(1,557)
Cash Basis NOI	$20,156	$25,096	$26,359	$24,782	$26,518
Cash Basis NOI from non-same properties (1)	(2,666)	(7,853)	(10,273)	(8,756)	(10,767)
Same Property Cash Basis NOI	$17,490	$17,243	$16,086	$16,026	$15,751
Non-cash rental income and lease termination fees from same properties	1,950	(165)	(137)	(180)	113
Same Property NOI	$19,440	$17,078	$15,949	$15,846	$15,864

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$19,440	$17,078	$15,949	$15,846	$15,864
Non-cash rental income and lease termination fees from same properties	(1,950)	165	137	180	(113)
Same Property Cash Basis NOI	$17,490	$17,243	$16,086	$16,026	$15,751
Cash Basis NOI from non-same properties (1)	2,666	7,853	10,273	8,756	10,767
Cash Basis NOI	$20,156	$25,096	$26,359	$24,782	$26,518
Straight line rent adjustments	11	837	986	1,435	1,022
Lease value amortization	39	39	22	4	18
Lease termination fees	2,188	—	19	395	1,557
NOI	$22,394	$25,972	$27,386	$26,616	$29,115
Depreciation and amortization	(7,561)	(8,585)	(10,830)	(11,287)	(13,021)
General and administrative	(9,533)	(12,096)	(8,973)	(10,905)	(11,222)
Interest and other income, net	20,695	17,775	15,741	12,626	12,668
Interest expense	(4,070)	(4,206)	(5,035)	(5,085)	(6,350)
Loss on early extinguishment of debt	(6,374)	—	(719)	—	(1,536)
Gain (loss) on sale of properties, net	227,166	193,037	(1,608)	20,877	26,937
Income before income taxes	$242,717	$211,897	$15,962	$32,842	$36,591
Income tax (expense) benefit	(340)	(1,300)	(540)	(65)	456
Net income	$242,377	$210,597	$15,422	$32,777	$37,047

Same Property capitalized external legal costs(2)	N/A	N/A	$—	$14	$75

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale at the end of the period.
(2)
Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Six Months Ended June 30,
	2019	2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$69,464	$100,842
Other revenue	5,656	6,382
Operating expenses	(26,754)	(44,120)
NOI	$48,366	$63,104
Straight line rent adjustments	(848)	(2,550)
Lease value amortization	(78)	80
Lease termination fees	(2,188)	(2,522)
Cash Basis NOI	$45,252	$58,112
Cash Basis NOI from non-same properties (1)	(10,519)	(27,021)
Same Property Cash Basis NOI	$34,733	$31,091
Non-cash rental income and lease termination fees from same properties	1,785	435
Same Property NOI	$36,518	$31,526

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$36,518	$31,526
Non-cash rental income and lease termination fees from same properties	(1,785)	(435)
Same Property Cash Basis NOI	$34,733	$31,091
Cash Basis NOI from non-same properties (1)	10,519	27,021
Cash Basis NOI	$45,252	$58,112
Straight line rent adjustments	848	2,550
Lease value amortization	78	(80)
Lease termination fees	2,188	2,522
NOI	$48,366	$63,104
Depreciation and amortization	(16,146)	(26,924)
General and administrative	(21,629)	(24,561)
Loss on asset impairment	—	(12,087)
Interest and other income, net	38,470	18,448
Interest expense	(8,276)	(16,465)
Loss on early extinguishment of debt	(6,374)	(6,403)
Gain on sale of properties, net	420,203	232,148
Income before income taxes	$454,614	$227,260
Income tax expense	(1,640)	(2,551)
Net income	$452,974	$224,709

Same Property capitalized external legal costs(2)	N/A	$176

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale at the end of the period.
(2)
Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from April 1, 2018 through June 30, 2019. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2018 through June 30, 2019. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.